Exhibit 99.1

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

JOEZ - Q2 2013 Joe’s Jeans Inc. Earnings Conference Call

EVENT DATE/TIME: JULY 15, 2013 / 08:30PM  GMT

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CORPORATE PARTICIPANTS

Lori Nembirkow Joe’s Jeans Inc. - General Counsel

Marc Crossman Joe’s Jeans Inc. - President, CEO & Director

Hamish Sandhu Joe’s Jeans Inc. - CFO, Principal Accounting Officer

CONFERENCE CALL PARTICIPANTS

Jared Schramm ROTH Capital Partners - Analyst

Jane Thorn Leeson KeyBanc Capital Markets - Analyst

Jeff Van Sinderen B. Riley & Co. - Analyst

James Fronda Sidoti & Company - Analyst

Steven Chang Rudgear Capital Management - Analyst

PRESENTATION

Operator

Welcome to the Joe’s Jeans fiscal 2013 second-quarter earnings call. My name is Robert and I will be your conference coordinator for today. At this time, all participants are in a listen-only mode. However, we will be facilitating a questions-and-answers session towards the end of today’s conference. As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s conference, Lori Nembirkow, General Counsel for the Company. Please proceed.

Lori Nembirkow - Joe’s Jeans Inc. - General Counsel

Thanks, Operator, and thanks to everyone for joining the call. Present on our call today to discuss our results are Marc Crossman, our President and CEO, and Hamish Sandhu, our CFO. Before we start, let me review the Company’s Safe Harbor language.

Today’s call may contain forward-looking statements, which are statements of the Company’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future. These statements are subject to risks and uncertainties that could cause our actual results to be materially different. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made.

I also refer you to our reports that are filed with the SEC, which includes our quarterly report on form 10-Q filed today. This report includes information that could also cause our actual results to be materially different from those contained in any projections which may be made during this conference call. By making any forward-looking statements, the Company undertakes no obligation to update them for revisions or changes after today.

A recording of this call and a telephone replay will be available for one week from today on our website at www.joesjeans.com, under the Investor Relations heading.

Now I’ll turn the call over to Marc.

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

Thanks, Lori, and thanks to everyone for joining us today. I’ll speak about the second-quarter results, and then I’ll turn the call over to Hamish for a discussion of our other financial results. Finally, we will end with a Q&A session.

In the second quarter, net sales increased by 8%, to $30.8 million. Our operating income was $2.1 million, and we generated $0.02 per share. Like prior quarters, our growth continues to come from both our wholesale and retail divisions, and in particular our men’s product offerings.

We also continue to benefit from the addition of sales from our Macy’s brand, else. More specifically, Joe’s wholesale sales rose 6%; retail sales grew 14%; and else grew 67%.

I’ll now discuss the topline results in the two divisions in a little more detail. As I just stated, our Joe’s wholesale sales, excluding else, increased 4% to $23.1 million, versus $22.2 million in the year-ago quarter. Our domestic men’s businesses increased 61%, while women’s declined single-digits for the quarter. Our else brand, which is just over a year old, generated $1.2 million in revenue, a 67% increase over last year.

The else brand continues to add diversification and topline sales to our wholesale business. Let me give you a little more color on the various segments. Joe’s men’s sales continued to see strong double-digit growth in the second quarter, even without any new core growth. Men’s replenishment continued to be a key driver for our growth this quarter in both our department and specialty store channels.

We’ve had tremendous success in expanding our inventory levels with our key specialty department stores. We have seen healthy growth coming from this strategy by layering in colored denim and new, interesting denim fabrics. In addition, over the past few quarters, we have mentioned the expansion of our core basics program for men’s with additional fits and washes. Our department stores continue to roll new fits to all doors, and we are expanding on the success of these styles as we align the sales to stock levels.

Joe’s women’s wholesale sales decreased by 7% on a comparative basis, which was attributable to a couple of key factors. Most significantly was the tough comparison this quarter to the large 55 Colors printed denim programs we ran a year ago. This proved to be a tough comp for us as well as most of our competitors, as premium denim sales at retail were challenging for most of our retailers. While we did not see a positive sales trend this quarter, we were pleased with the performance of our Vintage Reserve program, that allowed us to mitigate the decrease to the single digits.

In addition, the residual 15% decline in our department store door count also impacted sales. On a positive note, these retractions have enabled us to build back a much stronger pace of business. As a result, we will see sequential door growth at Bloomingdale’s and Nordstrom in the back half of the year, which is a very positive indicator of the brands [we’ll mention] at retail.

Our else brand continues to be a nice addition to topline sales. During the quarter, the else brand grew 67%. Else is currently in 314 Impulse doors, which we expect to maintain through the rest of the year. We will be testing else with both Von Maur and Dillard’s in the fall, and look forward to expanding the distribution of this brand.

Our international sales channel continues to improve as we open new distributors. We continue to be optimistic about the growth of our presence internationally. Retail sales grew 14%. This growth was a result of operating 8 more stores this year than a year ago. One of our stores, Tysons Galleria, did not open until late March, and therefore we did not get the lift from a full quarter of sales.

Same-store sales were down 6%, and similar to what we saw in our wholesale business, we had tough comps from the prior-year period when we had our strong 55 Colors program and our printed denim programs. These programs, with a variety of offerings, naturally lent itself to multiple purchases by the customer. This season, while our Vintage Reserve program performed well, it did not lend itself to the same magnitude of repeat purchases as the prior-year comparative period.

Our gross margins for the period were comparable at 70%, compared to 71% the prior year. We continue to target opening 10 new full-priced stores in 2013. With three already open and two slated for later this month, we continue to aggressively look for opportunities for these smaller footprints at top locations.

I’ll now turn the call over to Hamish for a more detailed discussion of the financials.

Hamish Sandhu - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

Thanks, Marc. As Marc just discussed, for the quarter on a consolidated basis, net sales increased 8% to $30.9 million, from $28.6 million over the prior-year period. Both retail and wholesale sales increased by growing 14% and 6%, respectively. Same-store sales growth for the stores opened at least 12 full months, and eShop, decreased to negative 6%. Retail sales represented 21% of overall net sales for the quarter.

Wholesale sales increased 6% during the quarter, driven by increases in men’s, wholesale Joe’s sales, and the addition of else. Our overall gross profit was flat at $13.5 million, compared to $13.6 million in the year-ago period. Overall gross margin decreased to 44% from 47% in the prior-year period. Our wholesale gross profit was down 6% to $9 million, from $9.5 million in the prior-year period.

The wholesale gross margin was down, coming in at 37% compared to 41% in the year-ago period. Wholesale gross profit and gross margin was impacted mostly by our Vintage Reserve program being manufactured locally in LA, which carries a high unit cost compared to units manufactured at our Mexico facility.

Retail gross profit was up 12% to $4.6 million, from $4.1 million in the prior-year period. Retail gross margins were similar in both periods, at 70%, compared to 71% in the year-ago period.

Consolidated operating expenses were higher in the second quarter of fiscal 2013 compared to 2012 at $11.4 million, compared to $10.5 million, respectively. Operating expenses increased mostly due to increasing our store base by eight stores, and preopening costs associated with new store openings. Operating expenses for corporate were slightly lower at $3.7 million, compared to $3.8 million in the prior year. Operating expenses in our retail segment increased to $4.4 million, compared to $3.5 million, due to the addition of eight more stores in our store base and preopening expenses associated with new stores. Operating expenses for our wholesale segment was flat, at $3.2 million in both periods.

We had operating income of $2.1 million, compared to $3.1 million in the prior-year period. We had net income of $1.2 million for the second quarter of fiscal 2013, compared to $1.4 million in the prior-year period. We had earnings this year of $0.02 for the quarter. We ended the quarter with a cash balance of $14.9 million.

Now I’ll turn the call back to Marc for some additional remarks.

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

Thanks, Hamish. I want to make a few comments about the transaction to purchase Hudson. Upon completion of this transaction, we would nearly double the size of the Company across all metrics, from revenue down to EBITDA. We’re purchasing 100% of the company for just under $98 million.

The implied transaction multiple is below the multiples we have seen for premium denim companies experiencing similar growth trajectories. In addition, the existing management of Hudson is rolling over its entire equity stake into Joe’s Jeans. In a nutshell, I would describe the acquisition as an opportunity to drive further topline growth by expanding the distribution base, and reduce expenses by lowering the input costs of both companies.

I want to be clear — preserving the distinct and separate DNA of each brand is of paramount importance. We believe each brand, while sitting in the same department and the number of accounts, serves a different customer and/or purchasing decision. Accordingly, we will keep the existing employees of the two companies intact and separate.

We believe this will be one of the major factors in preserving the individuality of each brand. In that vein, we will maintain separate facilities across all aspects of our respective businesses. We expect to drive incremental topline growth for both companies by expanding each company’s distribution.

Joe’s and Hudson will build upon each other’s strengths in the domestic, international, and e-commerce businesses. It was very clear from the early stages of exploring a combination that each company has had areas in their distribution that could be filled through cross-education. Reducing sourcing cost is also a major opportunity for both companies.

To put the opportunity in perspective, doubling the size of our company would put our combined input cost into making a jean at over $100 million. We can easily realize significant cost savings across all three components of making a jean — namely, fabric, trims and labor.

Sheer size alone will provide us with significant leverage with all the vendors we use or plan to use in the future. The savings don’t stop there. Equally important, utilizing just a small piece of our cross-border manufacturing can produce significant cost reductions. Garments using our cross-border manufacturing capabilities could see up to a 30% savings.

In summary, we are extremely thrilled to be combining the two companies. We are confident that we can drive incremental sales growth and leverage our sourcing capabilities. Further, we expect the integration to be quick and the accretion to be meaningful over the long term.

With that said, I think we’ll take Q&A now.

QUESTION AND ANSWER

Operator

(Operator Instructions). Jared Schramm, ROTH Capital Partners.

Jared Schramm - ROTH Capital Partners - Analyst

Good afternoon. Couple quick questions before I jump to Hudson here. As far as the Tysons Galleria store, how has that been trending to date versus expectations?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

The Tysons store has actually been trending; it’s a smaller store, and it’s been trending above our expectations. So the idea of taking a 1000-square-foot store and working with that is definitely something that we’re seeing could work, or has worked, and could continue to work in the future.

Jared Schramm - ROTH Capital Partners - Analyst

Does that continue to validate the thesis for the smaller store footprint?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

Without a doubt. (Multiple speakers). Taking the average store size down from 2700 to 2200 square feet in the past, down to that 1500-square-foot level, is definitely something we want to do. It’s achievable. If you look at Tysons, I think Tysons was just under 1000 square feet. So the productivity of those stores is definitely higher than the productivity of our larger stores.

Jared Schramm - ROTH Capital Partners - Analyst

Okay. And, Marc, you mentioned you were still targeting 20 full-priced retail stores at the end of fiscal 2013. Will these be pretty evenly distributed over Q3 and Q4? Or is that going to be weighted towards the back end of the fiscal year?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

Yes, we got back from ICSE, and I think they are going to be weighted more towards the back half of the year. We definitely want to take advantage of the fourth quarter and the holiday selling season, but they definitely will be more weighted towards the back half.

Jared Schramm - ROTH Capital Partners - Analyst

And as far as permitting issues are concerned, are you a little more ahead of the curve with these stores opening up in the back half of the year than maybe Tysons was earlier on?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

Yes, you know what? It’s store by store, depending upon where each one of them stands. In the malls, the boxes are a little cleaner. So I would — given that we’re going to do a lot of mall-based stores in the back half of the year, the permitting and getting them done should be quicker and easier.

Jared Schramm - ROTH Capital Partners - Analyst

Okay. And then one last one before Hudson here, as far as weather was concerned, we saw Memorial Day in the Northeast was a little tough as far as cold and damp. Summer got a very late start; or Spring did, depends on when you look at it here. Any impact there on this same-store sales figure? I know you mentioned that premium denim had a difficult quarter, but could you try to quantify the weather impact as well in the quarter?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

You know, we haven’t really quantified the weather impact to the extent that I think the issue for us was really two things — a lot of the mall traffic was down, and so we were bringing our UPTs up and really working on our conversions. And then that tough comp against colors and printed denim. And this second quarter, as we have alluded to, 4Q would be a little bit tough; incrementally, it would get tougher in 1Q. And 2Q was really when color and printed denim were, all at once, hitting.

So I would say that when we look at the comps, I’d say the tougher issues were the product mix rather than just the weather. Not that weather didn’t have an impact, but I would say that wasn’t the overriding issue.

Jared Schramm - ROTH Capital Partners - Analyst

Okay. And then, some high-level questions on Hudson, then I’ll pass it along here. Strategy-wise, where do you see the brand with Hudson as an addition in 12 months from now?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

Really, the brand is going to stay distinct where it is. They are extremely hot in the market right now. I say right now, and continue to be. So we have no plans to come in — Peter has got a vision for where he wants to take the brand, what the brand identity is; just like Joe has for Joe’s. And we have no intention of mixing the two in any way, shape, or form. Because we really don’t want to change the growth trajectory that both Hudson and Joe’s are on, in terms of the penetration and the momentum we’re seeing at retail.

Jared Schramm - ROTH Capital Partners - Analyst

And potential synergies you see right now — are those something you can actualize here in the next 12 months? Or would that be a longer-term event?

Marc Crossman - Joe’s Jeans Inc. - President, CEO & Director

I would say the biggest synergy from a cost standpoint really is the input cost into a jean. And those don’t happen automatically. We’ll get started from day one, clearly. But to the extent that we want to move a little bit of production to Mexico; to the extent that we want to negotiate better fabric pricing or better freight costs; those are things you do today. But these POs are cut today. You don’t see those orders come in for six months, and as long as nine months. So it’s really a — you really prime the pump today, and you’ll see the big benefits 6 to 9 months from now starting to push through.

Jared Schramm - ROTH Capital Partners - Analyst

Okay. Thanks for taking my questions. I’ll jump back in the queue.

Operator

Jane Thorn Leeson, KeyBanc.

Jane Thorn Leeson - KeyBanc Capital Markets - Analyst

Hi. Thanks for taking my question. I just had a quick question on the Joe’s wholesale. So how should we think about wholesale gross margins for the remainder of this year?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

(Multiple speakers). Pardon?

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Given the growth of else.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Well, I think if we look at it two ways — and I’ll speak to that, and then Hamish can talk to the consolidated. The else margins are relatively where they’ve been; maybe down a little bit; down slightly due to some of the promotional activity that we’ve seen at Macy’s on the high-low model.

Joe’s itself, as Hamish had said, there was the production shift that we were seeing on our Vintage program as we were trying to get that out as quickly as possible, and then make the move down to Mexico with it. So that was really a shift. We think we’ll start to see that shift back in the back half of the year.

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

So, in terms of margins — if you look at the current margins for the current quarter — going forward, margins will begin to creep up a little for the wholesale division, primarily due to the fact that we are starting to move some of our Vintage line down to Mexico. So that will really help with the average unit costs in that particular fashion category.

Else, it’s not really going to grow in terms of percentage of the overall mix. So the overall change in else won’t be a dramatic impact on the margin for the rest of the year. So, going forward, in a nutshell, we see — we expect the wholesale margins to begin to creep up again, and get back to the 40% level that we’ve had for the last three, four, five quarters of the reporting years.

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Okay. And how much of the Vintage program is in Mexico now, and what will it get to?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Right now, the entire Vintage program is being made down in Mexico. And I will say this — one thing I wanted to add, with the duty issue going into Europe, we are transitioning and making a more conscious effort — well, not that we haven’t made a conscious effort — but a bigger push to move more of the production down to Mexico to not only to get around the duties, but pay lower duties than we would otherwise.

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Okay. And then what’s the margin differential between denim and non-denim? And how many stores represent enough mass for the non-denim to start helping the margin contribution?

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

Are you talking about our retail store base here?

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Yes, because I think most of it is in your retail (multiple speakers).

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

At the moment, the overall gross margins on the collection aren’t as strong as the retail margins from the denim, primarily due to the fact the overall buys of the collection aren’t as scaled as what the denim are. So about one-third, just shy of one-third of sales in our retail stores are driven from collection items.

We’ve been tracking that level, that mix, for the last — I would say three, four quarters. So we expect that to be the same. The only time you’re going to get an uptick from collection margins is as we expand the store base beyond I would say 40, 50 stores, at that point in time the overall buys of the collection will grow, and you’ll get some additional lift from the collection margins.

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Okay, great. And then could you — I know you touched on it earlier — outside of the cost, what are the other synergy opportunities that you’d get from Hudson?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Well, the other one is definitely the topline sales (multiple speakers).

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Okay, are they — okay.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

So what I would say is, there are two buckets. On the specialty store side — actually three — on the specialty store side, there’s a whole host of stores that Hudson sells to that we don’t, and vice versa. And because I feel like we have such a distinct purchasing decision, I don’t think you’re going to see that cannibalization. So I think that we can only help each other, from the standpoint of educating each other where our holes are. That would be the first.

Second, in terms of the department store push/pull, to the extent that one of us is doing better in a department store versus the other, we can definitely leverage off of the — I’m trying to put this in the right way — the size of the combined company. So we definitely become more meaningful, which is always helpful.

And then the third I would say is international. I know that Hudson has done a fantastic job in Europe. We’re doing a good job in Europe. And then you look at Asia; and, for instance, Hudson right now doesn’t have a Japanese distributor. And we will bring them into Japan and they will absolutely kill it.

So there’s a lot of that type of push/pull that we can do on both sides that — it’s very tough to quantify, but I think is actually going to be huge. I know that from talking to our salesforce today. Peter talked to his salesforce. And it’s just been nothing but excitement on both sides in terms of how we can leverage and educate each other.

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Would that be starting in — soon, in this current fiscal year? The topline synergies?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Yes, that’s day one. We anticipate that the acquisition would close on August 31, and that would be day one. That’s number one.

Jane Thorn Leeson  - KeyBanc Capital Markets - Analyst

Okay, great. Thank you very much.

Operator

Jeff Van Sinderen, B. Riley.

Jeff Van Sinderen  - B. Riley & Co. - Analyst

Good afternoon. So, maybe you could just give us a little more background on Hudson, because I don’t really have a good sense of what their EBITDA was. Maybe you can just lay out revenues, EBITDA; something like that would be helpful for, say, trailing 12 months, or — I don’t know, 2012.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

We can’t do that yet until we have the acquisition closed on August 31. But I will say — in my comments, I’d said that we were basically going to double the size of the Company. And that’s about as far as I can go.

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

With closing the transaction, we will be doing a filing. And we will have three years’ worth of financial statements that will be filed with that filing. And so you’ll have a good idea of the trends, the EBITDA history, and the growth that they’ve recorded today.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

(Multiple speakers). I would say this, that Hudson is a very strong company that’s doing very well in the marketplace. Peter has been growing that business consistently, and we don’t see any change to that trend. So this is not a case of us buying an unhealthy company; this is a case of us buying a very healthy company that the two of us can leverage off of each other.

Jeff Van Sinderen  - B. Riley & Co. - Analyst

Okay. And I think you pointed something along the lines of, nine months out being sort of an inflection point in the — after you’ve made the acquisition. How should we think about accretion? Should we expect that to be the point where it becomes accretive, and it’s dilutive until then, or it’s neutral? Or how should we think about that?

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

That is fair to put it that way — that it becomes accretive, but it’s not just accretive at that level. But as we go forward and start to transition or capitalize on more and more of the synergies, it will be further accretive as we go into the outer years.

Jeff Van Sinderen  - B. Riley & Co. - Analyst

Okay. All right. Well, I guess we’ll have to wait to see the financials. So, just relevant to Joe’s, maybe you can give us a little more on the retail comp progression. Just wondering if you are — I know your comps were minus 6% — but just wondering what the progression looked like through the quarter. We’re through the worst of the tough compares now, that the comparisons get easier in second half.

So, how is the comp trend running? I’m just trying to get a sense of that, and maybe if there’s anything to point out there in full price versus outlet. And then also, do you think that you’ll be running positive comps in Q3 and/or Q4 for Joe’s?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

I think Q3 is probably about where we are today, as we’re coming out of it. And Q4, it feels like we’re going to be comping flat to up.

Jeff Van Sinderen  - B. Riley & Co. - Analyst

Okay. All right. Let me ask you this — anything you could say about the performance of your new stores? Just wondering if they’re making plan.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Yes, the new stores are performing well. There are — we can talk a little bit about it off-line — the smaller footprint stores are doing really well. And so I think that that is really where we want to go, is to that size store.

Jeff Van Sinderen  - B. Riley & Co. - Analyst

Okay.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

I guess the best way to put it is, is that it’s a little bit of a mixed bag. I would say it’s 75/25 in terms of the ones that are meeting plan versus are a little bit below plan.

Jeff Van Sinderen  - B. Riley & Co. - Analyst

Okay. All right, that’s fair. Well, hopefully we can take the other questions off-line and follow up. Thanks.

Operator

James Fronda, Sidoti & Company.

James Fronda  - Sidoti & Company - Analyst

Hi, guys. How are you? The wholesale women’s sales were down for the quarter. They seem to be improving — significantly higher coming into the quarter. Is there anything specific going there, or is it more of a one-time thing?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Yes, I think — again, it was coming out of that tough comp on colors and printed denim. So that really was the big impact, because we had nice growth in Q4, Q1. And we had highlighted that, as that growth was coming down a little bit, we were going to be up against a really tough comp.

James Fronda  - Sidoti & Company - Analyst

Right.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Q3 is feeling better. And then Q4 obviously will be much easier.

James Fronda  - Sidoti & Company - Analyst

Okay. And did the else brand have, do you think, significant impact on that gross margin? I know that Vintage had a piece of it, but was else weighing that down as well?

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

It was not the else brand. The margin would have been 1 point higher (multiple speakers).

James Fronda  - Sidoti & Company - Analyst

Okay, okay. All right. I think that’s all I have for now. Thanks, guys.

Operator

Steven Chang, Rudgear Capital.

Steven Chang  - Rudgear Capital Management - Analyst

Hey, guys. Exciting news; and congratulations on the transaction. I wanted to clarify something about Hudson. When you mentioned that it would roughly double the EBITDA of the company, is that — that’s before the input cost savings that you would get, correct?

Hamish Sandhu  - Joe’s Jeans Inc. - CFO, Principal Accounting Officer

That would be correct. On an annualized basis, that would be correct.

Steven Chang  - Rudgear Capital Management - Analyst

And I guess you had implied this, but will the salesforces remain separate? And will the Joe’s own retail stores remain unchanged?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Yes. To be very clear about it — and I’m glad you bring it up again — everything is going to remain separate; from sales, marketing, distribution, et cetera, their headquarters, even though it’s right down the road, is going to stay separate and distinct from our headquarters. So, from an employee base, which makes up the DNA of a brand, that will stay separate.

So when we look at the buckets of expenses, I can speak to our Company, I would say the 80/20 rule applies. 80% of our expenses are non-employee-related, and 20% are. So the big buckets to go after are the 80%, not the 20%. And the 20% is the most important. So as we look at it, the opportunity really is to go after that 80%, and that 80% that isn’t going to change the DNA of the brand.

So, yes, sales? Sales will not be — we’re not going to mix the salesforce. One of our salespeople is not going to go out and rep both a Hudson jean and a Joe’s Jean at the same time. They are either going to sell a Joe’s, or they’re going to sell a Hudson.

Steven Chang  - Rudgear Capital Management - Analyst

And last question for you — as we look at the long-term opportunities for Hudson, can you talk about how Hudson does in non-denim? How much of their business is non-denim? And do they currently have any of their own retail stores?

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Hudson, right now in non-denim, is very small. It’s just 1% or so of their overall business. In terms of retail stores, at some point — I don’t think we’re at the point right now where we’re going to be investing the capital to open a bunch of retail stores. That’s definitely something, as we look at the progression of any of these brands, we do believe that you have to have retail to really showcase your brand.

Right now, from a retail perspective, they do have their eShop. And their eShop is very successful. And that will translate into retail stores at some point down the road. And we’ve always been a believer that retail is how you showcase the brand. And we’re going to go down that same path with Hudson.

Steven Chang  - Rudgear Capital Management - Analyst

Great. Thank you again, and congratulations.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

Thanks, Steven.

Operator

We have no further questions at this time. I would now like to turn the call back over to Marc Crossman.

Marc Crossman  - Joe’s Jeans Inc. - President, CEO & Director

All right. Thank you very much. I just want to let you know we are very excited about the trend we see in our business, and about this acquisition with Hudson. And I think that it’s going to really create for a very, very big, powerful company. So, if you have any questions, feel free to give us a call.

Operator

Thank you, ladies and gentlemen. This concludes today’s conference. Thank you all for participating. You may now disconnect.

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